Exhibit 99.1

                                                      NEWS RELEASE

                                                      FOR IMMEDIATE RELEASE

                                                      Press Contact:
                                                      Mary Werner
                                                      512.439.3913
                                                      mwerner@securecaretech.com
                                                      --------------------------


                    SecureCARE Technologies, Inc. Closes Its
             Series B Convertible Preferred Stock Private Placement
                    Offering; Raises $1.57 Million Dollars in
                       Over-Subscribed Round of Financing

Austin, Texas, August 17, 2005 - SecureCARE Technologies, Inc. (OTC Bulletin
Board: SCUI), a leading Internet-based document exchange and e-signature solution company for the healthcare industry, announced today that it has closed its Series B Convertible Preferred Stock Private Placement offering, raising $1.57 million dollars in an over-subscribed round of financing.

Neil Burley, Chief Financial Officer, stated "We are extremely pleased to announce that SecureCARE has raised a total of $1.57 million over the past few months. In fact, the offering, initially capped at $1.0 million, was over-subscribed by 57 percent. This round of financing has allowed us to make both strategic and tactical investments in our sales and marketing programs, and we believe the return on these investments is being demonstrated now in our performance. In the first six months of the year, our total revenue grew 73% over the prior year. Also, in conjunction with other strategic initiatives and investments we have made, we believe the Company is well positioned for continued and rapid long-term growth."

The investors in the Financing received, for each $100,000 invested, a Unit ("one Unit") comprised of 90,909 shares of the Registrant's Series B Convertible Preferred Stock convertible into common stock on a share-for-share basis ("B Preferred") and 18,182 five-year Common Stock Purchase Warrants ("Warrants") with an exercise price of $1.25.

The Financing was conducted pursuant to the exemption provided pursuant to Regulation D under the Securities Act of 1933, as amended, and analogous state laws. The investors in the Financing have certain registration rights with respect to the common stock underlying the securities issued therein.

About SecureCARE Technologies, Inc.
SecureCARE Technologies, Inc. is a leading provider of Internet-based document exchange and e-signature solutions for the healthcare industry. Built with state-of-the art development tools from the Microsoft dotNET development solutions, SecureCARE.net is tailored to the needs of physicians, clinics and home healthcare, hospice and durable medical equipment providers. This end-to-end solution offers a revolutionary approach to accessing information and managing time-consuming forms and authorizations. SecureCARE's easy-to-use technology eliminates paper, while enhancing the ability of physicians to capture fees for otherwise unbilled time and services, uniquely and directly impacting the physician's revenue. SecureCARE.net is a highly secure, HIPAA-ready tracking and reporting tool that streamlines operations while providing physicians with additional revenue opportunities. For more information, visit www.securecaretech.com.
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SecureCARE Technologies' Internet-based application, SecureCARE.net, addresses a massive paper problem in the total market for healthcare IT solutions estimated at $2.5 billion. The solution enables home health providers to exchange medical documents with referring physicians electronically, thereby enabling faster document turnaround, which leads to improved cash flow. It also eliminates lost paperwork and duplicate orders, and generates a complete billing report and audit trail for physicians.

Investor Contacts:

Aurelius Consulting Group
Alex Lewis or Dave Gentry
407-644-4256
Info@aurcg.com
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www.runonideas.com
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SecureCARE Technologies, Inc.
Neil Burley
512-439-3905
nburley@securecaretech.com
--------------------------
www.securecaretech.com
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This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect" "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SecureCARE or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.